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                                                                   Exhibit 10.9

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement is made as of May 28, 1998, among BIRCH TELECOM, INC., a Delaware corporation ("Buyer"), TELESOURCE COMMUNICATIONS, INC., a Kansas corporation (the "Company"), and MICHAEL W. HICKS AND MARJORIE G. HICKS (individually, "Seller" and collectively, "Sellers").

         Sellers own all of the issued and outstanding shares of capital stock of the Company (the "Shares"). Sellers desire to sell, and Buyer desires to purchase, the Shares for the consideration and on the terms set forth in this Agreement.

         The parties, intending to be legally bound, agree as follows:

1.       SALE AND TRANSFER OF SHARES.

         1.1 SHARES. Subject to the terms and conditions of this Agreement, Sellers hereby sells the Shares to Buyer, and Buyer hereby purchases the Shares from Sellers.

         1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall be $478,323.42 in good funds payable contemporaneously with the execution of this Agreement.

         1.3 DELIVERIES. Contemporaneously with the execution of this Agreement:

                  (a) Sellers shall deliver to Buyer: (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer; (ii) a release in the form of
         EXHIBIT 1.3(a)(ii) executed by Sellers; and (iii) a noncompetition agreement in the form of EXHIBIT 1.3(a)(iii), executed by Sellers; and
         (iv) Sellers' resignation as officers and directors of the Company.

                  (b) Buyer shall deliver to Sellers: (i) the Purchase Price; and (ii) a stock option agreement in the form of EXHIBIT 1.3(b)(ii), executed by Buyer.

         1.4 COVENANTS.

                  (a) Contemporaneously with the execution of this Agreement, Sellers will repay all amounts owed by them to the Company, which Sellers represent to be equal to $153,323.42.

                  (b) As soon as practicable after the date of this Agreement, Birch and the Company shall use their commercial reasonable best efforts to have Sellers released from all of their guaranties of obligations of the Company.

                  (c) Contemporaneously with the execution of this Agreement, Buyer will hire Seller with a base salary of $85,000 per year. In addition, Seller will be entitled to


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         participate in standard employee benefit plans provided to other similarly situated employees of Buyer.

2. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers, jointly and severally, represent and warrant to Buyer as follows:

         2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kansas, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to conduct its business and operations as presently conducted by it. Except as disclosed on SCHEDULE 2.1, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Sellers have delivered to Buyer copies of the Articles of Incorporation and Bylaws of the Company, as currently in effect (the "Organizational Documents").

         2.2 AUTHORITY. Sellers and the Company have full power and authority to execute and deliver this Agreement and all other agreements, instruments and certificates contemplated to be executed and delivered by any of them hereby and thereby (collectively, the "Seller Related Agreements") and to carry out and perform all of their obligations under the terms of this Agreement and the Seller Related Agreements. All corporate action by the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Seller Related Agreements has been taken. This Agreement has been duly executed and delivered by Sellers and the Company and this Agreement and the Seller Related Agreements constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Sellers and the Company, enforceable against them in accordance with their respective terms.

         2.3 NO CONFLICT. Neither the execution and delivery of this Agreement and the Seller Related Agreements nor the consummation or performance of any of the transactions contemplated thereby (the "Contemplated Transactions") will, directly or indirectly (with or without notice or lapse of time): (i) violate in any material respect any provision of law, rule or regulation to which the Company is subject, (ii) conflict with or violate in any material respect the Organizational Documents or any order, judgment, injunction, award, or decree applicable to the Company, (iii) conflict with, result in a breach or termination of, or constitute a default under, any written or oral contract, agreement, arrangement, permit, license, qualification, franchise, or commitment of any kind to which the Company is a party, by which it may be bound or under which it is entitled to any rights or benefits (except that the consent of Northern Telecom is required pursuant to the Company's Distributorship Agreement with Northern Telecom, which consent has been obtained), or (iv) result in the creation or imposition of any lien, charge, tax, or encumbrance upon the Company or any of its assets or properties.

         2.4 CAPITALIZATION. The authorized securities of the Company consist solely of 10,000 shares of common stock, no par value, of which only 1,000 shares are issued and outstanding and constitute the Shares. Sellers are the record and beneficial owner and holder of all of the Shares, free

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and clear of all liens, pledges, encumbrances, charges, assessments, or claims of any kind whatsoever (collectively, "Encumbrances"). No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements relating to the issuance, sale, or transfer of any securities of the Company. None of the outstanding securities of the Company was issued in violation of law. The Company does not own, and is not obligated to acquire, any direct or indirect ownership interest in any other business.

         2.5 FINANCIAL STATEMENTS. Sellers have delivered to Buyer the balance sheet of the Company as of March 31, 1998 and the income statement of the Company for the period then ended (collectively, the "Financial Statements"), which fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to, all in accordance with GAAP. The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

         2.6 TITLE TO PROPERTIES; ENCUMBRANCES. SCHEDULE 2.6 contains a complete and accurate list of all leaseholds or other interests in real estate owned or utilized by the Company. The Company owns all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Financial Statements, free and clear of all Encumbrances, except for those disclosed in the Financial Statements and any liens for current Taxes not yet due and payable. The Company owns or leases all assets necessary to conduct its business as now conducted, and such assets are in good operating condition and repair.

         2.7 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the Financial Statements or on the accounting records of the Company as of the date hereof (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. There is no contest, claim, or right of set-off with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. SCHEDULE 2.7 contains a complete and accurate list of all Accounts Receivable as of May 28, 1998, which list sets forth the aging of such Accounts Receivable.

         2.8 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since the date thereof.

         2.9 TAXES.

                  (a) For purposes of this Agreement, (i) the term "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
         59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer,

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         registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, in effect on or at any time prior to the date hereof, including any interest, penalty, or addition thereto, whether disputed or not, other than taxes arising or imposed as a result of or in respect of the transactions contemplated by this Agreement; and (ii) the term "Tax Returns" means any return, declaration, report, claim for refund, information return or other statement or filing related to or required in connection with Taxes, including any schedule or attachment thereto and any amendment thereof.

                  (b) Except as set forth on SCHEDULE 2.9: (i) the Company has timely filed all Tax Returns required to be filed by it; (ii) all such Tax Returns are true, correct and complete and present fairly and accurately the information required to be shown therein; (iii) the Company has timely paid all taxes payable by it (whether or not shown on any Tax Return). There are no liens, claims, or encumbrances on or against any of the assets or property of the Company that arose in connection with or by reason of any failure or alleged failure of the Company to pay any Tax. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. No officer (or employee responsible for Tax matters) of the Company expects any authority to assess or assert any additional Taxes for any period for which Tax Returns have been filed by the Company. There is no dispute or claim concerning any Taxes of the Company either (i) claimed or raised by any taxing or other authority or (ii) as to which any of the officers (or employees responsible for Tax matters) of the Company has knowledge. The Company has not waived any statute of limitations in respect of Taxes or Tax Returns or agreed to any extension of time with respect to an assessment or deficiency of Taxes. The consummation of the transactions contemplated by this Agreement shall not cause the Company to recognize income by reason of any deferred gains or excess loss accounts. The Company has provided Buyer with true and correct copies of the 1997 federal and Kansas corporate income tax returns for the Company, as amended as of the date of this Agreement.

         2.10 NO MATERIAL ADVERSE CHANGE. Except as set forth in SCHEDULE 2.10, since January 1, 1998, up to and including the date of this Agreement, the Company has caused its business to be operated in the ordinary course of business. The Company has not, except in the ordinary course of business, sold, transferred, mortgaged, pledged or subjected to any lien, charge or encumbrance or any of the other material assets or properties of the Company. In addition, except with respect to the distribution to Michael W. Hicks of the Company's 1994 Nissan truck or as reflected in the Financial Statements, there has not been:

                  (a) any change or any development which has or is likely to result in a material adverse change in the business, properties, assets, financial condition, prospects or results of operations of the Company;

                  (b) any change in accounting methods, principles or practices by the Company affecting its assets, liabilities or business;


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                  (c) any writing off or determination to write off as
         uncollectible any material amounts of notes or accounts receivable;

                  (d) any material damage, destruction or loss by the Company, whether covered by insurance or not;

                  (e) any declaration, setting aside or payment of dividends or distributions in respect of the Shares or any redemption of any of the securities of the Company;

                  (f) any cancellation or waiver of a right materially related to the operation of the business of the Company or any modification or amendment of any commitment or the incurrence of any material debt or obligation other than in the ordinary course of business;

                  (g) any issuance by the Company of, or commitment of the Company to issue, any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock;

                  (h) any increase in salaries, bonuses or other benefits payable to employees or independent contractors, including the increase of, or an entry into, severance or termination arrangements by the Company;

                  (i) any guarantee of any material debt or obligation of others by the Company;

                  (j) any transaction, commitment, dispute or other event or condition of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which in the future is likely to have a material adverse effect on the Company; or

                  (k) any agreement (other than the transactions contemplated by this Agreement) to do any of the foregoing.

         2.11 EMPLOYEE BENEFITS. SCHEDULE 2.11 contains a true and complete list of each employee benefit plan, program, arrangement or contract, including pension, profit sharing, stock bonus, deferred compensation, incentive compensation, stock option, stock purchase, supplemental retirement, severance or termination pay, salary continuation, supplemental unemployment benefits, hospitalization, medical, dental, disability, life insurance, vacation and other plans, programs, arrangements, or contracts, maintained, contributed to, or required to be contributed to, by the Company ("Benefit Plans"). None of the Benefit Plans is a "multi-employer plan" within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has not (i) contributed to a multi-employer pension plan; or (ii) incurred any liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation or to a multi-employer pension plan. All Benefit Plans have been operated substantially in compliance with ERISA and all other applicable laws, and all material reports have been filed with respect to the Benefit Plans in accordance with ERISA, the Code, and other applicable laws.


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         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.
For purposes of this Agreement, the term "Law" shall mean any federal, state or local law, statute, ordinance, legal requirement, rule, regulation, order, writ, injunction or decree. To the Company's knowledge, the business of the Company is operated in compliance with all applicable Laws, except for such breaches or violations of Laws which individually or in the aggregate would not have a material adverse effect on the business, operations, or financial condition of the Company. All material licenses, approvals, authorizations, certificates and permits necessary for the legal conduct of the business of the Company have been secured, are valid and in full force and effect, and no suspension or cancellation of any of them is threatened. All reports, documents or notices required to be filed, maintained or furnished with or to all governmental and regulatory authorities by the Company have been so filed, maintained or furnished, and the Company has not received any written notice from any governmental or regulatory authority as to any infringement of, or non-compliance with, any Laws. As of the date of this Agreement, to the knowledge of the Company, no investigations by any governmental entity with respect to the Company is pending or threatened.

         2.13 LITIGATION. There are no claims, actions, suits, proceedings or governmental investigations (collectively, "Actions") pending or, to the Company's knowledge, threatened against the Company, nor is there to the Company's knowledge any basis for such an Action. Neither Company nor any of its properties or assets is subject to any order, judgment, writ, injunction or decree.

         2.14 CONTRACTS; NO DEFAULTS. SCHEDULE 2.14 contains a listing of every
(i) contract, agreement or other legally binding oral or written commitment of the Company in existence on the date hereof that requires aggregate payments to or from the Company of $10,000 or more, (ii) employment contract, contract for personal services, or contract with an independent contractor; and (iii) promissory note, loan or credit contract, or instrument or document related to security for debt, including any security agreement, mortgage or pledge. All items listed on SCHEDULE 2.14 are in full force with no material default thereunder by the Company, and no facts or conditions exist which, if continued, would result in a material default thereunder by the Company or, to the Company's knowledge, the other party or parties. Except as otherwise described on SCHEDULE 2.14, no item listed on that Schedule terminates, is terminable or may be accelerated as a result of the Contemplated Transactions, the Contemplated Transactions will not make the Company liable for any payments to another person, and the contracts and other items listed on SCHEDULE 2.14 continue in effect after the date of this Agreement without the consent, approval or act of any third party. Neither of the Sellers nor the Company is a party to any agreement containing non-competition provisions that would limit either of the Seller's or the Company's ability after the date of this Agreement to engage in business in any area or to compete against any person or entity.

         2.15 INSURANCE. Each of the material insurance policies of the Company is in full force and effect and is in a commercially reasonable amount, and will continue in effect after the consummation of the Contemplated Transactions without the consent, approval or act of any third party. The Company has not received written notice since January 1, 1998, of any increase in premiums or reduction in coverage from any insurer.


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         2.16 ENVIRONMENTAL MATTERS. The Company has not handled or disposed of any hazardous or toxic substances, materials, or wastes as defined by any Law ("Hazardous Materials"). To the Company's knowledge, none of the properties currently or formerly owned, leased or used by the Company (including soils and surface, ground waters, and buildings) is contaminated with any Hazardous Materials. There are no past, pending or, to the Company's knowledge, threatened environmental claims or circumstances that could reasonably be anticipated to form the basis thereof against the Company. The Company has delivered to Buyer true and correct copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to any environmental Laws or Hazardous Materials in, on, or under any of the properties currently or formerly owned, leased or used by the Company. To the Company's knowledge, there are not now and never have been any underground storage tanks located on any properties currently or formerly owned or leased by the Company.

         2.17 LABOR RELATIONS. The Company is not a party to any collective bargaining agreement and there are no collective bargaining agreements which pertain to employees of the Company. The Company is not a contractor or subcontractor with the government of the United States or any state such that it has an obligation to maintain any affirmative action plans.

         2.18 INTEREST IN SUPPLIERS AND COMPETITORS. Except as disclosed on
SCHEDULE 2.18, neither the Company nor any officer or director of the Company, or any spouse or child of any of them, has any direct or indirect material interest in any competitor of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any person with whom the Company is currently doing any material amount of business.

         2.19 INVENTORY. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements. All inventories not written off have been valued on the Financial Statements at the lower of cost or net realizable value on a first in, first out basis.

         2.20 EMPLOYEE STATUS. Contemporaneously with the execution of this Agreement, Buyer is employing Michael W. Hicks as provided in Section 1.4(d). Mr. Hicks acknowledges that he will be an employee at will and that this Agreement shall not entitle him to any specified term of employment.

         2.21 DISCLOSURE. No representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to Sellers that has specific application to either of the Sellers or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or otherwise disclosed to Buyer.


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         2.22 BROKERS OR FINDERS. Sellers, their agents, and the Company have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         3.2 AUTHORITY. Buyer has full power and authority to execute and deliver this Agreement and all other agreements, instruments and certificates contemplated to be executed and delivered by it hereby and thereby (collectively, the "Buyer Related Agreements") and to carry out and perform all of their obligations under the terms of this Agreement and the Buyer Related Agreements. All corporate action by Buyer necessary for the authorization, execution, delivery and performance by Buyer of this Agreement and the Buyer Related Agreements has been taken. This Agreement has been duly executed and delivered by Buyer and this Agreement and the Buyer Related Agreements constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Buyer, enforceable against it in accordance with their respective terms.

         3.3 NO CONFLICT. Neither the execution and delivery of this Agreement and the Buyer Related Agreements nor the consummation or performance of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), give any person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of law, rule or regulation to which Buyer is subject, (ii) the Articles of Incorporation or Bylaws of Buyer or any order, judgment, injunction, award, or decree applicable to Buyer, or (iii) any written or oral contract, agreement, arrangement, permit, license, qualification, franchise, or commitment of any kind to which Buyer is a party, by which it may be bound or under which it is entitled to any rights or benefits.

         3.4 BROKERS OR FINDERS. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.       INDEMNIFICATION; REMEDIES.

         4.1 SURVIVAL. All representations, warranties, covenants, and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, without regard to any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, with respect to the accuracy or inaccuracy thereof or compliance therewith; provided, however, all of such representations, warranties, covenants, and obligations shall terminate eighteen months from the date of this Agreement (with the exception of the representations and warranties contained in Sections 2.4 and 2.9 and the

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covenants and obligations contained in 5.1 and 5.4, which shall survive without any time limitation, and any representations, warranties, covenants, and obligations relating to any written claim for Damages which is made prior to a relevant survival expiration date, which shall survive until the existence of such Damages has been finally established and the claim resolved).

         4.2 INDEMNIFICATION BY SELLERS. Sellers will, jointly and severally, indemnify and hold harmless Buyer, the Company, and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by either of the Sellers in this Agreement or any other certificate or document delivered by either of the Sellers pursuant to this Agreement; or (b) any breach by either of the Sellers of any covenant or obligation of Sellers in this Agreement. The remedies provided in this Section
4.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

         4.3 INDEMNIFICATION BY BUYER. Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement, (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement. The remedies provided in this
Section 4.3 will not be exclusive of or limit any other remedies that may be available to Sellers.

         4.4 LIMITATIONS ON AMOUNT. Neither Sellers nor Buyer will have any liability with respect to Section 4.2 or 4.3 until the total of all Damages for which such party(ies) are liable exceeds $10,000, but once such Damages exceed $10,000 such party(ies) shall be liable for all such Damages.

5.       GENERAL PROVISIONS.

         5.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants in connection with this Agreement and the Contemplated Transactions. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement.

         5.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines.

         5.3 KNOWLEDGE OF BREACH. Neither Buyer nor Sellers have actual knowledge that any of the representations and warranties made by the other party are untrue.


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         5.4 FURTHER ASSURANCES. The parties agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         5.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party.

         5.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent with respect to the Contemplated Transactions) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         5.7 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

         5.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         5.9 SECTION HEADINGS, CONSTRUCTION. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.


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         5.10 GOVERNING LAW. This Agreement will be governed by the laws of the
State of Kansas without regard to conflicts of laws principles.

         5.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BIRCH TELECOM, INC.                         TELESOURCE COMMUNICATIONS, INC.


By: /s/ Gregory C. Lawhon                   By: /s/ Marjorie G. Hicks
   -------------------------------------       ---------------------------------
Gregory C. Lawhon, Senior Vice President    Marjorie G. Hicks, President


    /s/ Michael W. Hicks                        /s/ Marjorie G. Hicks
----------------------------------------    ------------------------------------
Michael W. Hicks, an individual             Marjorie G. Hicks, an individual

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



                                  SCHEDULE 2.1
                                  GOOD STANDING

The Company is not in good standing as a foreign corporation in the State of Missouri.

                                  SCHEDULE 2.6
                                   PROPERTIES

1. The Company leases retail space located at 7956 Lee Boulevard, Leawood,
Kansas.

2. The Company's personal property is subject to a blanket security interest in favor of Johnson County Bank, securing the Company's note to that bank.

                                  SCHEDULE 2.7
                               ACCOUNTS RECEIVABLE

See attached Accounts Receivable list.

                                  SCHEDULE 2.9
                                      TAXES

See attached list of taxes payable.

                                  SCHEDULE 2.10
                           NO MATERIAL ADVERSE CHANGE

None.

                                  SCHEDULE 2.11
                                EMPLOYEE BENEFITS

1. The Company has contributed to IRA/SEPs for its employees in past years.

2. The Company's vacation policy is 1 week during each of the first 5 years of employment, and 2 weeks thereafter.

3. The Company's employees are entitled to drive Company trucks home from and to work (and, therefore, use the trucks for commuting).

4. The Company pays for health insurance individual coverage for its employees. A copy of the summary plan description is attached.

                                  SCHEDULE 2.14
                                    CONTRACTS

1. Distributorship Agreement between the Company and Northern Telecom dated February 13, 1997.

2. Commercial Lease Agreement dated November 17, 1994 between the George W. Hawley Irrevocable Trust and the Company covering rental space located at 7956 Lee Boulevard, Leawood, Kansas, containing approximately 2,375 square feet. In September of 1997 the lease was renewed for a 2 year period ending December 31, 1999.

                                  SCHEDULE 2.18
                      INTEREST IN SUPPLIERS AND COMPETITORS

Sellers own StarSource, an unincorporated business which was formed to buy and sell new and used Northern Telecom equipment. StarSource purchases from a number of sources and sell to distributors nationwide. It has in the past sold equipment to and purchased equipment from the Company.

                                                              EXHIBIT 1.3(a)(ii)

                                     RELEASE


         This Release is being executed and delivered in accordance with Section 1.3(a)(ii) of the Stock Purchase Agreement dated May 28, 1998 (the "Agreement"), among Birch Telecom, Inc., a Delaware corporation ("Buyer"), Telesource Communications, Inc., a Kansas corporation (the "Company"), and Michael W. Hicks and Marjorie G. Hicks (collectively, "Sellers"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         Sellers acknowledge that execution and delivery of this Release is a condition to Buyer's obligation to purchase the Shares pursuant to the Agreement and that Buyer is relying on this Release in consummating such purchase.

         Sellers, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Buyer to purchase the Shares pursuant to the Agreement, hereby agree as follows:

         Sellers hereby release and forever discharge Buyer, the Company and each of their respective individual, joint, or mutual, past, present, and future directors, officers, employees, agents, affiliates, stockholders, controlling persons, subsidiaries, successors, and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Sellers, or either of them, now have, have ever had, or may hereafter have against the respective Releasees arising contemporaneously with or prior to the date hereof or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the date hereof, including, but not limited to, any rights to indemnification or reimbursement from the Company, whether pursuant to their respective Organizational Documents, contract, or otherwise and whether or not relating to claims pending on, or asserted after, the date hereof; provided, however, that nothing contained herein shall operate to release any obligations of Buyer arising under the Agreement.

         Sellers hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting, or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, Sellers shall, jointly and severally, indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages), or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of Sellers, or either of them, of any claim or other matter purported to be released

                                                              EXHIBIT 1.3(a)(ii)

pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of Sellers, or either of them, against such third party of any claims or other matters purported to be released pursuant to this Release.

         If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Kansas without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this 28th day of May, 1998.



                                    --------------------------------------------
                                    Michael W. Hicks


                                    --------------------------------------------
                                    Marjorie G. Hicks


                                       -2-